                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549




                                  FORM 8-K/A




                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 20, 1999


                      COMPLETE BUSINESS SOLUTIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                   MICHIGAN
                (STATE OR OTHER JURISDICTION OF INCORPORATION)


        0-22141                                         38-2606945
(COMMISSION FILE NUMBER)               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI  48334
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                   (ZIP CODE)



                               (248) 488-2088
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                     NONE


        (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Complete Business Solutions, Inc. (the "Company") hereby amends and restates
Item 7 of its report on Form 8-K dated April 20, 1999 as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

     1. The audited financial statements of Impact Innovations Group, Inc. as of December 31, 1998 and for the year ended December 31, 1998.

Impact Innovations Group, Inc.

TABLE OF CONTENTS


                                                                 PAGE(S)


Report of Independent Public Accountants......................     4

Financial Statements:
  Balance Sheet as of December 31, 1998.......................     5

  Statement of Operations for the year
    ended December 31, 1998...................................     6

  Statement of Stockholder's Deficit for
    the year ended December 31, 1998..........................     7

  Statement of Cash Flows for the year
    ended December 31, 1998...................................     8

  Notes to Financial Statements...............................     9  to 15

                    Report of Independent Public Accountants





To Impact Innovations Group, Inc.:

We have audited the accompanying consolidated balance sheet of IMPACT INNOVATIONS GROUP, INC. (a Delaware corporation and a wholly-owned subsidiary of Medaphis Corporation) as of December 31, 1998, and the related consolidated statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our consolidated audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impact Innovations Group, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





Detroit, Michigan,
  July 2, 1999.

                         IMPACT INNOVATIONS GROUP, INC.


                     BALANCE SHEET AS OF DECEMBER 31, 1998




                ASSETS                                               LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT ASSETS:                                                      CURRENT LIABILITIES:
  Cash                                             $    82,589         Accounts payable                               $   703,922
  Accounts receivable, less allowance for                              Accrued payroll and related costs                4,386,343
    doubtful accounts of $550,421                    8,679,060         Current portion of capital lease                   127,650
                                                                       Other accrued liabilities                        1,048,295
  Prepaid expenses and other                           397,501                                                        -----------
                                                   -----------                        Total current liabilities         6,266,210
                Total current assets                 9,159,150                                                        -----------
                                                   -----------




PROPERTY AND EQUIPMENT:                                              LONG-TERM LIABILITIES:
  Software                                           3,215,013         Capital lease obligations, less current
  Equipment                                          5,804,731           portion                                          127,650
  Furniture and fixtures                             1,071,417         Due to Parent                                   45,370,661
  Leasehold Improvements                             1,233,028                                                        -----------
                                                   -----------                        Total long-term liabilities      45,498,311
                                                    11,324,189                                                        -----------
  Less- Accumulated depreciation                    (8,180,750)
                                                   -----------
                Net property and equipment           3,143,439       COMMITMENTS AND CONTINGENCIES
                                                   -----------

                                                                     STOCKHOLDER'S DEFICIT:
                                                                       Common stock, $0.001 par value, 3,000
OTHER ASSETS:                                                            shares authorized, issued and
  Intangibles, net of accumulated                                        outstanding                                            -
    amortization of $1,188,323                         242,675         Additional paid-in-capital                         685,154
  Other assets, net                                     73,848         Retained deficit                               (39,830,563)
                                                   -----------                                                        -----------
                Total other assets                     316,523                        Total stockholder's deficit     (39,145,409)
                                                   -----------                                                        -----------

                                                   $12,619,112                                                        $12,619,112
                                                   ===========                                                        ===========


     The accompanying notes are an integral part of this balance sheet.

                         IMPACT INNOVATIONS GROUP, INC.


                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998



REVENUES:                                                                                 $ 51,115,918
                                                                                          ------------
COST OF REVENUES:

  Salaries, wages and employee benefits                                                     19,586,100
  Contractual services                                                                       3,163,783
  Project travel, relocation and other                                                       2,658,251
  Depreciation and amortization                                                              3,253,524
                                                                                          ------------
              Total cost of revenues                                                        28,661,658
                                                                                          ------------

              Gross profit                                                                  22,454,260

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                                28,648,162
                                                                                          ------------

              Loss from operations                                                          (6,193,902)

OTHER EXPENSE, NET                                                                             366,329
                                                                                          ------------

              Loss before income tax expense (benefit)                                      (6,560,231)

INCOME TAX EXPENSE (BENEFIT)                                                                         -
                                                                                          ------------

              Loss from continuing operations                                               (6,560,231)

DISCONTINUED OPERATIONS:
  Loss from discontinued operations, net of tax                                             (2,416,949)
  Loss on sale of discontinued operations, net of tax                                       (1,365,156)
              Loss from discontinued operations                                           ------------
                                                                                            (3,782,105)
                                                                                          ------------

NET LOSS                                                                                  $(10,342,336)
                                                                                          ============
LOSS PER SHARE:

  Continuing Operations                                                                   $     (2,186)
  Discontinued Operations                                                                       (1,261)
                                                                                          ------------
  Net Loss                                                                                $     (3,447)
                                                                                          ============

     The accompanying notes are an integral part of this statement.

                         IMPACT INNOVATIONS GROUP, INC.

                       STATEMENT OF STOCKHOLDER'S DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                             Additional
                                                                Paid
                                               Common            In                Retained
                                               Stock           Capital              Deficit               Total
                                              --------       -----------          ------------        ------------
BALANCE - DECEMBER 31, 1997                   $     --         $685,154           $(29,488,227)       $(28,803,073)

  Net loss                                          --               --            (10,342,336)        (10,342,336)
                                              --------         --------           ------------        ------------

BALANCE - DECEMBER 31, 1998                   $     --         $685,154           $(39,830,563)       $(39,145,409)
                                              ========         ========           ============        ============




         The accompanying notes are an integral part of this statement.





                                      -8-

                         IMPACT INNOVATIONS GROUP, INC.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                    $(10,342,336)
  Adjustments to reconcile net loss to net cash
    cash provided by operating activities-
      Loss from discontinued operations                                                          2,416,949
      Loss on sale of discontinued operations                                                    3,165,156
      Depreciation and amortization                                                              3,253,524
      Change in assets and liabilities-
        Accounts receivable                                                                      4,169,672
        Prepaid expenses and other                                                                 589,102
        Accounts payable                                                                            86,190
        Accrued payroll and related costs                                                         (340,446)
        Other accrued liabilities                                                               (1,901,307)
                                                                                               -----------
                Net cash provided by continuing operations                                       1,096,504

                Net cash used in discontinued
                  operations                                                                      (985,850)
                                                                                               -----------
                Net cash provided by operating activities                                          110,654

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                           (1,821,511)
                                                                                               -----------
                Net cash used for investing activities                                          (1,821,511)
                                                                                               -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Repayments of capital lease obligations                                                           (9,418)
  Borrowings from Parent                                                                         1,802,864
                                                                                               -----------
                Net cash provided by financing activities                                        1,793,446
                                                                                               -----------

NET INCREASE IN CASH                                                                                82,589

CASH - BEGINNING OF YEAR                                                                                 -
                                                                                              ------------

CASH - END OF YEAR                                                                            $     82,589
                                                                                              ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid for interest                                                                      $      8,000
                                                                                              ============

  Cash paid for income taxes                                                                  $          -
                                                                                              ============

  Property transfer to parent                                                                 $  1,809,000
                                                                                              ============

  Capital lease obligation                                                                    $    255,300
                                                                                              ============

         The accompanying notes are an integral part of this statement.

                                      -7-

                         IMPACT INNOVATIONS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS




(1)  ORGANIZATION AND BASIS OF PRESENTATION

            Impact Innovations Group, Inc., a wholly-owned subsidiary of
               Medaphis Corporation ("Medaphis" or "Parent"), provides full-service systems integration and information technology consulting to a wide variety of industries. The consolidated financial statements include the accounts of Impact Innovations Group, Inc. ("Impact") and its wholly-owned subsidiary, SageComm International Limited (collectively referred to as the "Company"). All significant intercompany accounts and transactions of the Company have been eliminated in the accompanying consolidated financial statements.

            During 1998, the business of the Company was conducted as an integral part of Medaphis' overall operations. The accompanying consolidated financial statements include the effects of various allocated costs and expenses which are not necessarily indicative of the costs and expenses which would have resulted had the Company been operated as a separate entity. All of the allocations and estimates reflected in the consolidated financial statements are based on assumptions that management believes are reasonable. See Note 5 for discussion of related party transactions.

            On April 20, 1999, Complete Business Solutions, Inc. ("CBSI")
               executed a definitive Stock Purchase Agreement with Medaphis, for all of the outstanding capital stock of Impact Innovations Group, Inc. The purchase price for the capital stock was approximately $15 million, subject to adjustment based on the final balance sheet of Impact Innovations Group, Inc. Medaphis retained all future obligations or proceeds related to the settlement of contingencies described in Note 7.

 (2)  SIGNIFICANT ACCOUNTING POLICIES

            Revenue Recognition

               Professional services revenue is recorded based on the terms of the underlying contracts, which are primarily time and material already made. Revenue from time and material contracts is recognized as services are rendered and costs are incurred based on contractual rates. Revenue for which customers have not yet been invoiced, $3,562,525 at December 31, 1998, is reflected as accounts receivable in the accompanying consolidated balance sheet.

                         IMPACT INNOVATIONS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)



   Financial Instruments

            The fair value and carrying amounts of certain of the Company's financial instruments, primarily accounts receivable, accounts payable and a capital lease, are approximately equivalent.

   Property and Equipment

            Property and equipment are stated at the lower of cost or market.
               Depreciation is provided using the straight line method over the estimated useful lives of the assets, generally ten years for furniture and fixtures and three to ten years for equipment and software. Leasehold improvements are amortized over the expected life of the asset or term of the lease, whichever is shorter.

   Intangibles Assets

            Intangible assets consist primarily of goodwill and a client list.
               Goodwill represents the excess of the cost of a business acquired in 1994 over the fair value of its net identifiable assets at the date of the acquisition and is being amortized on a straight-line basis over 5 years. The client list, also acquired in the 1994 business acquisition, is being amortized using the straight-line method over the estimated period of benefit, 5 years.

            The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of its intangible assets may warrant revision or that the remaining balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related business' undiscounted cash flow over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

   Income Taxes

            Deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

                         IMPACT INNOVATIONS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)




        Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Comprehensive Income

          On January 1, 1998, the Company adopted Statement of Financial
            Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). Adoption of SFAS 130 did not have a significant effect on the presentation of the Company's financial statements.

 (3)  DISCONTINUED OPERATION AND DIVESTITURE

          On September 21, 1998, the Company completed the sale of the Per
            Se Decision Support Services Group ("DSS") line of business for cash consideration of $1,800,000. DSS conducted the design and development of data warehousing decision support application software for the telecommunication industry.

          Pursuant to APB No. 30, "Reporting the Results of Operations -
            Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the consolidated financial statements of the Company have been presented to reflect DSS as a discontinued operation in 1998.

          The net operating results of DSS from January 1, 1998 through the date of the decision to discontinue DSS July 1, 1998, and the loss on disposition have been reported in the Consolidated Statement of Operations as "Loss from discontinued operations", and "Loss on sale of discontinued operations", respectively.

          The loss from discontinued operations is comprised of the following:

            Revenue                                         $    17,005
            Cost of Revenue                                   1,917,879
            Selling, General and Administrative Expenses        516,075
                                                            -----------
            Loss from Discontinued Operations               $(2,416,949)
                                                            ===========

 (4)  INTANGIBLE ASSETS

        Intangible assets consist of goodwill of $551,838 and a customer list for $879,160. At December 31, 1998 accumulated amortization was $1,188,323. Amortization expense recorded in 1998 was $801,280.

                         IMPACT INNOVATIONS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)




(5)  RELATED PARTY TRANSACTIONS

       In the ordinary course of business, the Company engages in transactions with related parties, including Medaphis and subsidiaries of Medaphis.

       The Company maintains all cash accounts with Medaphis. Cash receipts are received into the Medaphis cash accounts and expenses are funded by Medaphis. The net effect of these transactions contributed to the net payable due to the parent of $45,370,661 as presented in the accompanying balance sheet. In connection with the acquisition by CBSI, subsequent to year end, the payable to the Parent was eliminated.

       Sales to these parties totaled approximately $350,000 in 1998. As of December 31, 1998, there were no accounts receivable which resulted from such sales.

       During 1998, the Company transferred equipment totaling approximately $1,809,000 to affiliated companies of Medaphis. The assets were transferred at book value.

       In the ordinary course of business, certain expenses are paid by Medaphis on behalf of the Company. Such expenses, which include office rent, legal fees, certain utilities, insurance, payroll taxes, and various office expenses are then reimbursed by the Company, at cost. In addition, the Company was allocated $1,155,000 in 1998 for a portion of Medaphis expenses determined to be incurred in support of the Company's businesses, including management, legal, human resources and accounting.

       During 1998, the Company purchased services from related affiliated companies, totaling approximately $487,000. As of December 31, 1998, there were no accounts payable which resulted from such purchases.

       At December 31, 1998, the Company was a subsidiary guarantor of senior notes due 2005 of Medaphis. On April 20, 1999, the Company was discharged and released from this guarantee obligation.

 (6) COMMITMENTS

       The Company's capital lease consists of a lease for computer equipment entered into in December 1998. The future minimum lease payments under this capital lease are $127,650 in 1999 and 2000. As of December 31, 1998, the cost and accumulated amortization of these assets included in property and equipment in the accompanying balance sheet are $255,300 and $7,092, respectively.

                         IMPACT INNOVATIONS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)




        The Company leases its office and certain other equipment under noncancelable long-term operating leases. Rent expense totaled approximately $2,927,000 in 1998. Future minimum rental payments required under these operating leases for the years ending December 31, are as follows:


                 1999                              $2,026,000
                 2000                               1,746,000
                 2001                               1,047,000
                 2002                                 869,000
                 2003                                 571,000




 (7)  CONTINGENCIES

        On January 28, 1998, a former customer filed a complaint against the Company seeking recovery for alleged damages in connection with work performed under a consulting contract. The Company denies any liability to the complainant and has filed a counterclaim for unpaid fees and expenses, interest and attorneys' fees. Pursuant to the contract, the case is pending before the American Arbitration Association and discovery is proceeding. The Company is unable to estimate a possible range of loss, if any.

        From time to time, the Company is a party to other litigation incidental to the Company's business. The Company does not believe that the ultimate resolution of any matters will have a material adverse effect on its financial position, results of operations or cash flows.

        As discussed in Note 1, in conjunction with the sale of the Company, Medaphis retained all future obligations or proceeds related to the settlement of the aforementioned contingencies.

 (8)  STOCK OPTIONS

        On July 28, 1998, the Company adopted the Impact Innovations Key
          Employee Incentive Plan (the "IIG Plan"), a non-qualified stock option plan for Impact employees. The IIG Plan has 1,500,000 shares of Impact stock reserved for issuance or approximately 15% of the total capitalization of Impact. The strike price of the options under the IIG Plan is determined by the fair market value of Impact's common stock on the date of grant. IIG Plan options vest on the third anniversary of the grant date and expire on the tenth anniversary of the grant date. In the event of a change of control,

                         IMPACT INNOVATIONS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)




         all options outstanding under the IIG Plan are canceled.

                                                                           1998
                                                              ----------------------------
                                                                Impact    Weighted Average
                                                                Shares     Exercise Price
                                                              ---------   ----------------
               Options outstanding as of January 1                    -              -
               Granted                                        1,168,000          $5.00
               Exercised                                              -              -
               Canceled                                        (185,000)          5.00
                                                              ---------          -----
               Options outstanding as of December 31            983,000           5.00
                                                              =========

               Options exercisable as of December 31                  -
               Weighted-average fair value of
                 options granted during the year                  $1.64



         Subsequent to yearend, the Company was acquired by CBSI and all options were canceled.

          The Company accounts for its stock-based compensation plans under APB No. 25. As a result, the Company has not recognized compensation expense for stock options granted to employees with an exercise price equal to the quoted market price of the Common Stock on the date of grant and which vest based solely on continuation of employment by the recipient of the option award. The Company adopted SFAS No. 123 for disclosure purposes in 1996. For SFAS No. 123 purposes, the fair value of each option grant and stock based award has been estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

          Expected life (years)..........................     3.74
          Risk-free interest rate........................     5.09%
          Dividend rate..................................     0.00%
          Expected volatility............................    61.66%



(9)  INCOME TAXES

         The components of the provision (benefit) for income taxes are as follows:


                  Currently payable               $  -
                  Deferred                           -
                                                  -------
                                                  $  -
                                                  =======


         Approximately $6,800,000 of deferred tax assets relating to net operating loss carryforwards are available as of December 31, 1998 that expire through 2016. A valuation allowance has been recognized to offset the related deferred tax assets due to uncertainty of realizing the benefit of the loss carryforwards.

                       IMPACT INNOVATIONS GROUP, INC.


                       NOTES TO FINANCIAL STATEMENTS
                                (Continued)



      In 1998, the effective tax rates differ from the statutory
        Federal income tax rate of 34% primarily as a result of changes in the valuation allowance and the non-deductibility of certain expenses for tax reporting purposes. The significant cumulative temporary differences giving rise to deferred tax assets at December 31, 1998 result primarily from accruals and reserves not currently deductible and depreciation and amortization.

 (10)  EMPLOYEE BENEFIT PLAN

      The Company maintains a defined contribution plan, the BSG
        Alliance/IT, Inc. 401(k) Retirement Savings Plan (the "Plan"). All employees of the Company are eligible to participate in the Plan once they have completed six months of service and attained age 21.

      The Plan allows eligible employees to contribute up to 15% of their compensation, subject to certain limitations, a percentage of which are matched by the Company. The Company can, at its discretion, make additional contributions to the Plan which are allocated to participants based on a formula. The company's contribution expense was $607,634 for the year ended December 31, 1998.

     2. The following unaudited financial statements of Impact Innovations Group, Inc. have been prepared by management. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of Impact Innovations Group, Inc. as of March 31, 1999, and the results of its operations and cash flows for the three month period ended March 31, 1999. These financial statements should be read in conjunction with the financial statements and footnotes thereto for the year ended December 31, 1998 included in this Form 8-K/A.

          The results of operations for the three month period ended March 31, 1999 are not necessarily indicative of the results to be expected in future quarters or for the full fiscal year ending December 31, 1999.

                         IMPACT INNOVATIONS GROUP, INC.


                         BALANCE SHEET AS OF MARCH 31, 1999
                                  (UNAUDITED)




                ASSETS                                               LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT ASSETS:                                                      CURRENT LIABILITIES:
  Cash                                             $   257,067         Accounts payable                               $   538,169
  Accounts receivable, less allowance for                              Accrued payroll and related costs                2,175,440
    doubtful accounts of $550,421                    9,284,984         Current portion of capital lease                   127,081
  Prepaid expenses and other                           236,574                                                        -----------
                                                   -----------                        Total current liabilities         4,365,855
                Total current assets                 9,778,625                                                        -----------
                                                   -----------




                                                                     LONG-TERM LIABILITIES:
                                                                       Capital lease obligations, less current
                                                                         portion above                                     92,165
                                                                       Due to Parent                                   49,264,769
                                                                                                                      -----------
                                                                                      Total long-term liabilities      49,356,934
                                                                                                                      -----------


                                                                     COMMITMENTS AND CONTINGENCIES


Net property and equipment                           2,643,875       STOCKHOLDER'S DEFICIT:
                                                   -----------         Common stock, $0.001 par value, 3,000
                                                                         shares authorized, issued and
OTHER ASSETS:                                                            outstanding                                            -
  Intangibles,                                         170,424         Additional paid-in-capital                         685,154
  Other assets, net                                    377,240         Retained deficit                               (41,437,779)
                                                   -----------                                                        -----------
                Total other assets                     547,664                        Total stockholder's deficit     (40,752,625)
                                                   -----------                                                        -----------

                                                   $12,970,164                                                        $12,970,164
                                                   ===========                                                        ===========


                         IMPACT INNOVATIONS GROUP, INC.


                            STATEMENT OF OPERATIONS

                       FOR THE QUARTER ENDED MARCH 31, 1999
                                  (UNAUDITED)


REVENUES:                                                                                  $10,422,259
                                                                                           -----------
COST OF REVENUES:

  Salaries, wages and employee benefits                                                      4,904,097
  Contractual services                                                                         464,958
  Project travel, relocation and other                                                         545,641
  Depreciation and amortization                                                                593,609
                                                                                           -----------
              Total cost of revenues                                                         6,508,305
                                                                                           -----------

              Gross profit                                                                   3,913,954

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                                 5,186,851
                                                                                           -----------

              Loss from operations                                                          (1,272,897)

OTHER EXPENSE, NET                                                                             334,319
                                                                                           -----------

            (Income) Loss before income tax                                                 (1,607,216)

INCOME TAX EXPENSE                                                                                   -
                                                                                           -----------

NET LOSS                                                                                    (1,607,216)
                                                                                           ===========

Earnings per shares                                                                        $     (536)
                                                                                           ==========

                         IMPACT INNOVATIONS GROUP, INC.

                             STATEMENT OF CASH FLOWS

                      FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                    $ (1,607,216)
  Adjustments to reconcile net loss to net cash
    cash provided by (used in) operating activities-
      Depreciation and amortization                                                                593,609
      Change in assets and liabilities-
        Accounts receivable                                                                       (605,924)
        Prepaid expenses and other                                                                (142,465)
        Accounts payable                                                                          (165,753)
        Accrued payroll and related costs                                                       (2,210,903)
        Other accrued liabilities                                                                  476,870
                                                                                               -----------
                Net cash used by operating activities                                           (3,661,782)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                              (21,794)
                                                                                               -----------
                Net cash used for investing activities                                             (21,794)
                                                                                               -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Repayments of capital lease obligations                                                          (36,054)
  Borrowings from parent                                                                         3,894,108
                                                                                               -----------
                Net cash provided by financing activities                                        3,858,054
                                                                                               -----------

NET INCREASE IN CASH                                                                               174,478

CASH - BEGINNING OF PERIOD                                                                          82,589
                                                                                              ------------

CASH - END OF PERIOD                                                                          $    257,067
                                                                                              ============

(b) Pro Forma Financial Information

On April 20, 1999, Complete Business Solutions, Inc. (the "Company") executed a definitive Stock Purchase Agreement with Medaphis Corporation ("Medaphis"), Impact Innovations Holdings, Inc. ("Holdings") and E-Business Solutions.com, Inc. ("Solutions"), formerly Impact Innovations Group, Inc., for all of the outstanding capital stock of Solutions owned by Medaphis and Holdings. The transactions contemplated by the Stock Purchase Agreement were also consummated on April 20, 1999. Pursuant to the Stock Purchase Agreement, the Company acquired all of the issued and outstanding capital stock of Solutions. The purchase price for the capital stock was approximately $15 million, subject to adjustment based on the final balance sheet of Solutions. The purchase price was determined through arm's length negotiations by the parties and was based upon evaluation by the Company of the value of Solutions and the complementary nature of the business of Solutions with that of the Company. The Company used working capital to fund the purchase price.

The unaudited condensed pro forma combined balance sheet as of March 31, 1999 gives pro forma effect to the acquisition of Impact Innovations Group, Inc. as if it had occurred on March 31, 1999. The acquisition of Impact Innovations Group, Inc. will be accounted for by the purchase method of accounting. The unaudited condensed pro forma combined balance sheet does not purport to be indicative of the financial position of the Company had such transaction actually been completed as of March 31, 1999, or which may be obtained in the future.

The unaudited condensed pro forma combined statements of operations for the year ended December 31, 1998 and for the three month period ended March 31, 1999 give pro forma effect to the acquisition of Impact Innovations Group, Inc. as if they had occurred on the first day of each period presented. The unaudited condensed pro forma combined statements of operations do not purport to be indicative of the results of operations of the Company had such transaction actually been completed on the first day of each period presented, or which may be obtained in the future.

              COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES
             UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                           AS OF MARCH 31, 1999


This balance sheet should be read in conjuction with the Impact Innovations Group Inc. historical financial statements and notes thereto included in this Form 8-K/A, and the Complete Business Solutions, Inc. and subsidiaries historical financial statements included in its Quarterly Report on Form 10-Q for the period ended March 31,1999. All amounts are in thousands.

                                                                              HISTORICAL
                                                       HISTORICAL              IMPACT
                                                    COMPLETE BUSINESS        INNOVATIONS       PRO FORMA        PRO FORMA
                                                     SOLUTIONS, INC.          GROUP, INC.     ADJUSTMENTS(2)(3) COMBINED
              ASSETS                                -----------------       --------------    -----------       ---------

Current assets:
  Cash and cash equivalents .......................    $104,826                $   257        $(15,000)         $ 90,083
  Accounts receivable, net  .......................      89,232                  9,285              --            98,517
  Revenue earned in excess of billings, net........      12,511                     --              --            12,511
  Prepaid expenses and other ......................       5,657                    236            (124)            5,769
                                                       --------                -------          ------          --------
      Total current assets ........................    $212,226                  9,778         (15,124)          206,880
                                                       --------                -------          ------          --------
Property and equipment, net .......................    $ 19,975                  2,644          (1,803)           20,816
Goodwill, net .....................................      16,928                     61          10,972            27,961
Other assets ......................................       9,158                    487             173             9,818
                                                       --------                -------          ------          --------
      Total assets ................................    $258,287                $12,970        $ (5,782)         $265,475
                                                       ========                =======         =======          ========

        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable ................................    $  5,259                    538              --             5,797
  Accured payroll and related costs ...............      26,518                  2,175             900            29,593
  Deferred revenue ................................       1,224                     --              --             1,224
  Other accrued liabilities .......................       5,941                  1,653           1,830             9,424
                                                       --------                -------         -------          --------
      Total current liabilities ...................    $ 38,942                  4,366           2,730            46,038
                                                       --------                -------         -------          --------
Other liabilities..................................         294                     92              --               386
Due to Medaphis....................................          --                 49,265         (49,265)               --
Commitments and contingencies
Shareholders' equity:
Preferred stock ...................................    $     --                     --              --                --
Common stock ......................................          --                    685            (685)               --
Additional paid-in capital ........................     182,183                     --              --           182,183
Retained earnings .................................      41,147                (41,438)         41,438            41,147
Stock subscriptions receivable ....................      (3,116)                    --              --            (3,116)
Cumulative translation adjustment .................      (1,163)                    --              --            (1,163)
                                                       --------                -------         -------          --------
      Total shareholders' equity ..................    $219,051                (40,753)         40,753          $219,051
                                                       --------                -------         -------          --------
      Total liabilities and shareholders' equity...    $258,287                $12,970        $ (5,782)         $265,475
                                                       ========                =======        ========          ========

               COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES

                     UNAUDITED CONDENSED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

This statement should be read in conjunction with the Impact Innovations Group, Inc. historical financial statements and notes thereto included in this Form 8-K/A, and the Complete Business Solutions, Inc. and subsidiaries historical financial statements included in its Annual Report on Form 10-K, dated December 31, 1998. All amounts are in thousands, except per share amounts.


                                                                     COMPLETE
                                                                     BUSINESS       HISTORICAL
                                                    HISTORICAL    SOLUTIONS, INC.     IMPACT       ACQUISITION
                                                COMPLETE BUSINESS    PRO FORMA     INNOVATIONS      PRO FORMA        PRO FORMA
                                                  SOLUTIONS, INC.  ADJUSTMENTS(4)   GROUP, INC.   ADJUSTMENTS(5)(7)  COMBINED
                                                ----------------- ------------    --------------   -----------       ---------
Revenues .........................................    $ 376,567       $     --      $ 51,115        $ (6,706)       $  420,976
Cost of revenues
  Salaries, wages and employee benefits ..........      195,237             --        19,586          (1,899)          212,924
  Contractual services ...........................       34,678             --         3,164            (594)           37,248
  Project travel, relocation and other ...........       15,334             --         2,658            (109)           17,883
  Depreciation and amortization ..................        3,850             --         3,253             368             7,471
                                                      ---------       --------      --------        --------          --------
     Total cost of revenues ......................      249,099             --        28,661          (2,234)          275,526
                                                      ---------       --------      --------        --------          --------
     Gross profit ................................      127,468             --        22,454          (4,472)          145,450
Selling general and administrative expenses ......       85,468             --        28,648          (2,177)          111,939
Merger Costs and Other............................       28,250             --            --              --            28,250
                                                      ---------       --------      --------        --------          --------
     Income (loss) from operations ...............       13,750             --        (6,194)         (2,295)            5,261
Other expense (income) ...........................       (2,927)            --           366               7            (2,554)
                                                      ---------       --------      --------        --------          --------
      Income (loss) before provision for income
        taxes ....................................       16,677             --        (6,560)         (2,302)            7,815
Provision for income taxes .......................        9,986         (1,417)           --          (3,101)            5,468
                                                       --------       --------      --------        --------          --------
      Net income (loss) from continuing
        operations ...............................     $  6,691       $  1,417      $ (6,560)       $    799          $  2,347
                                                       ========       ========      ========        ========          ========
Pro forma net income per common share ............     $    .18                                                       $    .06
                                                       ========                                                       ========
Diluted Weighted average shares outstanding ......       36,211                                                         36,211
                                                       ========                                                       ========

               COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES

                     UNAUDITED CONDENSED PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999

This statement should be read in conjunction with the Impact Innovation Group, Inc. historical financial statements and notes thereto included in this Form 8-K/A, and the Complete Business Solutions, Inc. and subsidiaries historical financial statements included in its Quarterly Report on Form 10-Q for the periods ended March 31, 1999. All amounts are in thousands, except per share amounts.




                                                         HISTORICAL          HISTORICAL      ACQUISITION
                                                     COMPLETE BUSINESS   IMPACT INNOVATION    PRO FORMA        PRO FORMA
                                                      SOLUTIONS, INC.        GROUP, INC.     ADJUSTMENTS(5)(6)  COMBINED
                                                     -----------------   -----------------   -----------  (7)  ---------
Revenues ...........................................     $112,027           $10,422           $     -           $122,449
Cost of revenues:
  Salaries, wages and employee benefits ............       59,837             4,904                 -             64,741
  Contractual services .............................        7,723               465                 -              8,188
  Project travel and relocation ....................        4,770               545                                5,315
  Depreciation and amoritization ...................          896               594                92              1,582
                                                         --------           -------           -------           --------
        Total cost of revenues .....................       73,226             6,508                92             79,826
                                                         --------           -------           -------           --------
        Gross profit ...............................       38,801             3,914               (92)            42,623
Selling, general and administrative expenses .......       24,231             5,187                 -             29,418
                                                         --------           -------           -------           --------
        Income (loss) from operations ..............       14,570            (1,273)              (92)            13,205
Other expense (income) .............................       (1,040)              334                 -               (706)
                                                         --------           -------           -------           --------
        Income (loss) before provision for income
          taxes.....................................       15,610            (1,607)              (92)            13,911
Provision for income taxes..........................        5,375                 -              (595)             4,780
                                                         --------           -------           -------           --------
        Net income (loss)...........................     $ 10,235           $(1,607)          $   503           $  9,131
                                                         ========           =======           =======           ========
Diluted income per common share ....................     $    .27                                               $    .24
                                                         ========                                               ========
Weighted average shares outstanding (5) ............       37,956                                                 37,956
                                                         ========                                               ========

NOTE 1. The unaudited condensed pro forma combined balance sheet and statements of operations have been prepared to reflect the acquisition of Impact Innovations Group, Inc. The acquisition of Impact Innovations Group, Inc. will be accounted for by the purchase method of accounting. The purchase pure allocations were based on preliminary estimates and are subject to revisions. All amounts are in thousands, except per share amounts.

NOTE 2.  Represents the purchase price paid for Impact Innovations Group, Inc.

NOTE 3. Represents the allocation of purchase price to record assets and liabilities at fair value, and the accrual of severence costs and lease terminations directly attributable to the acquisition.

NOTE 4. Represents additional benefit for Federal and state income taxes at the effective income tax rate as if the companies acquired by Complete Business Solutions in 1998 had revoked their subchapter S elections prior to January 1, 1998 and the companies had been taxed as C corporations.

NOTE 5.  Reflects the amortization of goodwill over a period of 30 years.

NOTE 6. Reflects the tax benefit of the Impact Innovations Group, Inc. loss and the amortization of goodwill.

NOTE 7. Reflects the elimination of revenue and expenses in 1998 of certain business retained by Medaphis. That business was transferred to another Medaphis subsidiary effective January 1, 1999.
                                      -24-

(c) Exhibits

        23.1  Consent of Arthur Andersen LLP


                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Complete Business Solutions, Inc.

                        By: /s/ Timothy S. Manney
                            -------------------------
                                Timothy S. Manney
                Executive Vice President for Finance and Administration



Date: July 6, 1999

                      COMPLETE BUSINESS SOLUTIONS, INC.


                                EXHIBIT INDEX




Number and Description
of Exhibit

23.1 Consent of Arthur Andersen LLP